UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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VEEVA SYSTEMS INC.

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May 4, 2018

Dear Fellow Stockholders:

Please join me and the Board of Directors at our 2018 Annual Meeting of Stockholders on Wednesday, June 13, 2018 at 12:00 p.m. Pacific Time, at our headquarters in Pleasanton, California.

Details regarding our Annual Meeting and the business to be conducted at the meeting are described in the attached Notice of 2018 Annual Meeting of Stockholders and Proxy Statement. We are pleased to furnish proxy materials to our stockholders over the Internet. We believe providing these materials electronically expedites stockholder receipt of them and lowers the cost and reduces the environmental impact of our Annual Meeting. We encourage you to read this information carefully.

Your vote is important to us. We hope you will vote as soon as possible. You may vote over the Internet, by telephone, by mailing a proxy card (if you have requested one), or in person at the Annual Meeting. Voting over the Internet, by telephone, or by mail will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail regarding your voting options.

Thank you for your ongoing support of Veeva.

Very truly yours,

Peter P. Gassner
Chief Executive Officer and Director

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 13, 2018

12:00 p.m. Pacific Time

Veeva Systems Inc. Headquarters

4280 Hacienda Drive, Pleasanton, California 94588

Items of Business

(1)	Elect for three-year terms the two directors named in the Proxy Statement accompanying this notice to serve as Class II directors until 2021 or until their successors are duly elected and qualified;
(2)	Approve named executive officer compensation (on an advisory basis);
(3)	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2019; and
(4)	Transact such other business as may properly come before the meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date

You can vote if you were a stockholder of record as of the close of business on April 19, 2018 (the “Record Date”).

Voting

Your vote is very important. We encourage you to read the Proxy Statement and vote your shares over the Internet, by telephone, by mail, or in person at the Annual Meeting. For specific instructions on how to vote your shares, please see “Frequently Asked Questions and Answers” in the Proxy Statement.

On or about May 4, 2018, a Notice of Internet Availability of Proxy Materials (the “Notice”) has been mailed to stockholders of record as of the Record Date. The Notice contains instructions on how to access our Proxy Statement for our 2018 Annual Meeting of Stockholders and our fiscal 2018 Annual Report (together, the proxy materials). The Notice also provides instructions on how to vote and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address: www.astproxyportal.com/ast/18559.

By Order of the Board of Directors,

Josh Faddis

Corporate Secretary

May 4, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 13, 2018: The Notice, Proxy Statement, and 2018 Annual Report to stockholders is available at www.astproxyportal.com/ast/18559.

Veeva Systems Inc. | 2018 Proxy Statement

Veeva Systems Inc. | 2018 Proxy Statement

PROXY STATEMENT

This Proxy Statement is furnished in connection with solicitation of proxies by the Board of Directors (the “Board”) of Veeva Systems Inc. for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 12:00 p.m. Pacific Time on Wednesday, June 13, 2018, and at any postponements or adjournments thereof. The Annual Meeting will be held at our principal executive offices located at 4280 Hacienda Drive, Pleasanton, California 94588. On or about May 4, 2018, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials. As used in this Proxy Statement, the terms “Veeva,” “the Company,” “we,” “us,” and “our” mean Veeva Systems Inc. and its subsidiaries unless the context indicates otherwise.

PROXY SUMMARY

This proxy summary highlights certain information in this Proxy Statement and does not contain all the information you should consider in voting your shares. Please review the entire Proxy Statement and our 2018 Annual Report carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Proposals Which Require Your Vote

Proposal		More Information	Board Recommendation	Broker Non- Votes	Abstentions	Votes Required for Approval
One	Elect for three-year terms Timothy C. Barabe and Gordon Ritter to serve as Class II directors until 2021 or until their successors are duly elected and qualified	Page 3	FOR all nominees	Will not count in nominee’s favor	Will not count in nominee’s favor	Plurality of votes voted at the Annual Meeting
Two	Approve (on an advisory basis) named executive officer compensation	Page 38	FOR	Do not impact outcome	Count as a vote AGAINST	Majority in voting power of the votes cast
Three	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2019	Page 39	FOR	Do not impact outcome	Do not impact outcome	Majority in voting power of the votes cast

Eligibility to Vote (page 43)

You can vote if you were a stockholder of record as of the close of business on April 19, 2018 (the “Record Date”).

How to Vote (page 43)

Your vote is important to us. Please exercise your right to vote as soon as possible. You can vote by any of the following methods:

Stockholders of Record

●	Internet: www.proxyvote.com until 11:59 p.m. Eastern Time on Tuesday, June 12, 2018;
●	Telephone: 1-800-776-9437 until 11:59 p.m. Eastern Time on Tuesday, June 12, 2018;
●	Mail: Sign, date, and mail your proxy card; or
●	In person: By attending the Annual Meeting and submitting a ballot.

Veeva Systems Inc. | 2018 Proxy Statement    1

Proxy Summary

Beneficial Owners of Shares Held in Street Name

●	Internet, Telephone, or Mail: Please refer to the voting instructions provided to you by your broker, trustee, or other nominee that holds your shares.

●	In person: You must obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares in person at the Annual Meeting.

Board Nominees (page 3)

There are two nominees for election to the Board.

Name	Age	Veeva Director Since	Independent	Committee Membership
Timothy C. Barabe	65	2015	Yes	Audit Committee & Nominating and Governance Committee
Gordon Ritter	53	2008	Yes	Compensation Committee

Corporate Governance (page 14)

Executive Compensation (page 22)

Since our initial public offering in October 2013, our Board and Compensation Committee have maintained a simple structure for our executive compensation programs. We have paid our NEOs cash compensation that is below the cash compensation levels paid by our peers, and we have emphasized long-term equity compensation in the form of stock options and restricted stock units. In fiscal 2018, our executive officers were paid nearly identical annual base salaries and none of our executive officers earned short-term cash incentive bonuses. Our executive compensation programs do not include formulaic or routine annual equity grants to all our executive officers although in each of the last few fiscal years, we have granted long-term equity to at least some of our executive officers for purposes of recalibrating compensation with our peers or standardizing our compensation approach amongst our executive officers.

Our Board and Compensation Committee have adhered to this executive compensation approach because they believe it is effective and is consistent with our compensation philosophy as described below.

In keeping with this approach, our Board approved an option grant to Mr. Gassner in late fiscal 2018 that places substantial emphasis on his long-term, equity-based incentive compensation relative to his annual cash compensation.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board unanimously recommends a vote “FOR” each of the Class II nominees.

Our Board may establish the authorized number of directors from time to time by resolution. Our Board is currently comprised of seven members who are divided into three classes with staggered three-year terms. A director serves in office until his respective successor is duly elected and qualified or until his earlier death or resignation. Our restated certificate of incorporation (“Certificate”) and amended and restated bylaws (“Bylaws”) that are currently in effect authorize only our Board to fill vacancies on our Board until the next annual meeting of stockholders. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

Information About Nominees and Incumbent Directors

Nominees for Election at the Annual Meeting (Class II)

Two Class II directors have been nominated for election at the Annual Meeting for three-year terms, each expiring in 2021. Upon the recommendation of our Nominating and Governance Committee, our Board has nominated Timothy C. Barabe and Gordon Ritter for election as Class II directors. Each of them was recommended as a nominee by the Nominating and Governance Committee. The term of office of each person elected as director will continue until such director’s term expires in 2021, or until such director’s successor has been duly elected and qualified.

Name	Age	Principal Occupation and Business Experience
Timothy C. Barabe	65

Mr. Barabe has served as a member of our Board since September 2015. He retired in 2013 as Executive Vice President and Chief Financial Officer of Affymetrix, Inc. Previously, from July 2006 until March 2010, he was Senior Vice President and Chief Financial Officer of Human Genome Sciences, Inc. Mr. Barabe served as Chief Financial Officer of Regent Medical Limited, a U.K.-based, privately owned, surgical supply company, from 2004 to 2006. He was with Novartis AG from 1982 through August 2004, where he served in a succession of senior executive positions in finance and general management, most recently as the Chief Financial Officer of Sandoz GmbH, the generic pharmaceutical subsidiary of Novartis. Mr. Barabe serves on the board of directors of ArQule, Inc. and Selecta Biosciences, Inc. and served on the board of directors of Opexa Therapeutics from March 2014 to September 2017. Mr. Barabe also serves on the board of directors of Vigilant Biosciences, a private medical device company, and Project Open Hand, a non-profit organization. He received his Bachelor of Business Administration degree in Finance from the University of Massachusetts (Amherst) and his Master of Business Administration from the University of Chicago. Mr. Barabe currently serves on our Audit Committee and chairs our Nominating and Governance Committee.

Qualifications

Our Board determined that Mr. Barabe should serve as a director based on his extensive executive experience in the life sciences industry and his experience as a finance executive.

Veeva Systems Inc. | 2018 Proxy Statement    3

Proposal One

Name	Age	Principal Occupation and Business Experience
Gordon Ritter	53

Mr. Ritter has served as a member of our Board since May 2008 and serves as chairman of our Board. Mr. Ritter has been a General Partner at Emergence Capital Partners, a venture capital firm he founded, since June 2002. Prior to founding Emergence, Mr. Ritter was co-founder and Chief Executive Officer of Software As Service, Inc., a web services platform company. Prior to founding Software As Service, Mr. Ritter served as Vice President of the IBM Global Small Business division. Prior to IBM, Mr. Ritter was co-founder and President of Whistle Communications, Inc., an internet appliance and services platform for small and medium-sized businesses, which was acquired by IBM. Before Whistle, Mr. Ritter was co-founder and President of Tribe, Inc., a networking infrastructure company. Prior to Tribe, Mr. Ritter was Vice President of Capital Markets at Credit Suisse First Boston Inc. Mr. Ritter earned a Bachelor of Arts degree in Economics from Princeton University. Mr. Ritter currently chairs our Compensation Committee.

Qualifications

Our Board determined that Mr. Ritter should serve as a director based on his extensive business experience in the software and web services industries, his experience in venture capital, and his service as a director of various private companies.

4    Veeva Systems Inc. | 2018 Proxy Statement

Proposal One

Directors Whose Terms Expire at the 2019 Annual Meeting (Class III)

Name	Age	Principal Occupation and Business Experience
Ronald E.F. Codd	62

Mr. Codd has served as a member of our Board since February 2012. Mr. Codd has been an independent business consultant since April 2002. From January 1999 to April 2002, Mr. Codd served as President, Chief Executive Officer and a director of Momentum Business Applications, Inc., an enterprise software company. From September 1991 to December 1998, Mr. Codd served as Senior Vice President of Finance and Administration and Chief Financial Officer of PeopleSoft, Inc., a provider of enterprise application software. Mr. Codd has served on the board of directors of a number of information technology companies, including FireEye, Inc. since July 2012, ServiceNow, Inc. since February 2012, Rocket Fuel Inc. from February 2012 to September 2017, DemandTec, Inc. from February 2007 to February 2012, Data Domain, Inc. from October 2006 to July 2009, Interwoven, Inc. from July 1999 to April 2009 and Agile Software Corporation from August 2003 to July 2007. Mr. Codd holds a Bachelor of Science degree in Accounting from the University of California, Berkeley and a Master of Management in Finance and Management Information Systems degree from the Kellogg Graduate School of Management at Northwestern University. Mr. Codd currently chairs our Audit Committee and serves on our Compensation Committee.

Qualifications

Our Board determined that Mr. Codd should serve as a director based on his management and software industry experience, including his experience in finance, which gives him a breadth of knowledge and valuable understanding of our industry.

Veeva Systems Inc. | 2018 Proxy Statement    5

Proposal One

Name	Age	Principal Occupation and Business Experience
Peter P. Gassner	53

Mr. Gassner is one of our founders and has served as our Chief Executive Officer and one of our directors since January 2007. Prior to joining Veeva, Mr. Gassner was Senior Vice President of Technology at salesforce.com, inc., a provider of enterprise cloud computing solutions, from July 2003 to June 2005, where he led the development effort to extend the Salesforce Platform to the enterprise. Prior to his time with salesforce.com, Mr. Gassner was with PeopleSoft from January 1995 to June 2003. At PeopleSoft, he served as Chief Architect and General Manager responsible for development, strategy, marketing and deployment of PeopleTools, the architecture underlying PeopleSoft’s application suite. Mr. Gassner began his career with International Business Machines Corporation (IBM). At IBM, Mr. Gassner conducted research and development on relational database technology, including the DB2 database. Mr. Gassner has served on the board of directors of Guidewire Software, Inc. since June 2015 and Zoom Video Communications, Inc. since November 2015. Mr. Gassner earned a Bachelor of Science degree in Computer Science from Oregon State University.

Qualifications

Our Board determined that Mr. Gassner should serve as a director based on his position as one of our founders and as our Chief Executive Officer, his extensive experience in general management and software and platform development and his experience in the software industry.

6    Veeva Systems Inc. | 2018 Proxy Statement

Proposal One

Directors Whose Terms Expire at the 2020 Annual Meeting (Class I)

Name	Age	Principal Occupation and Business Experience
Paul E. Chamberlain	54

Mr. Chamberlain has served as a member of our Board since December 2015. Since January 2015, Mr. Chamberlain has operated his own strategic and financial advisory firm, PEC Ventures. From July 1990 to January 2015, Mr. Chamberlain worked at Morgan Stanley, during which time he served as Managing Director for 18 years and as the Co-Head of Global Technology Banking for ten of those years. He also served as a member of the Investment Banking Division’s Operating Committee. Mr. Chamberlain spent the majority of his Morgan Stanley career in the firm’s Menlo Park, California office where he led account teams on financing and strategic transactions for its technology clients. He also serves on the board of directors of ServiceNow, Inc. since October 2016 and TriNet Group, Inc. since December 2015. Mr. Chamberlain earned a Bachelor of Arts in History, magna cum laude, from Princeton University and a Master of Business Administration from Harvard Business School. He serves as Chair of the Strategic Advisory Committee of JobTrain, a non-profit organization based in Menlo Park, California that provides vocational and life skills training, and he served on its board of directors for over ten years. Mr. Chamberlain currently serves on our Audit Committee.

Qualifications

Our Board determined that Mr. Chamberlain should serve as a director based on his extensive experience working with high technology and high growth firms and his financial expertise.

Veeva Systems Inc. | 2018 Proxy Statement    7

Proposal One

Name	Age	Principal Occupation and Business Experience
Mark Carges	56

Mr. Carges has served as a member of our Board of Directors since June 2017. Mr. Carges previously served as the Chief Technology Officer of eBay Inc., an e-commerce company, from September 2009 to September 2014. From September 2009 to November 2013, he served as eBay’s Senior Vice President, Global Products, Marketplaces. From September 2008 to September 2009, he served as eBay’s Senior Vice President, Technology. Prior to joining eBay Inc., Mr. Carges served in a succession of senior technology leadership roles, including most recently as Executive Vice President, Products and General Manager of the Business Interaction Division, at BEA Systems, Inc., a provider of enterprise application infrastructure software, which was acquired by Oracle Corporation. Mr. Carges serves on the board of directors of Splunk Inc. since September 2014 and Magnet Systems, Inc., a private mobile engagement software company, since September 2012. Mr. Carges previously served on the board of directors of Rally Software Development Corp., which was acquired by CA Technologies, from November 2011 to July 2015. Mr. Carges received his Bachelor of Arts degree in Computer Science from the University of California at Berkeley and his Master of Science degree from New York University.

Qualifications

Our Board determined that Mr. Carges should serve as a director based on his extensive enterprise and internet software experience and his experience as a technology executive.

8    Veeva Systems Inc. | 2018 Proxy Statement

Proposal One

Name	Age	Principal Occupation and Business Experience
Paul Sekhri	60

Mr. Sekhri has served as a member of our Board since July 2014. Since February 2016, Mr. Sekhri has been Operating Partner at Highline Therapeutics, a biotech incubator launched by Versant Ventures. Concurrently and since February 2015, Mr. Sekhri has been President and CEO of Lycera Corp., a biopharmaceutical company. Prior to joining Lycera, Mr. Sekhri was Senior Vice President, Integrated Care at Sanofi S.A., a multinational pharmaceutical company headquartered in France, from April 2014 to January 2015. From May 2013 to March 2014, Mr. Sekhri was Group Executive Vice President, Global Business Development and Chief Strategy Officer at Teva Pharmaceutical Industries, Ltd., a global pharmaceuticals company focusing on the manufacture of generic and proprietary pharmaceutical products headquartered in Israel. From January 2009 to May 2013, Mr. Sekhri was Operating Partner and Head, Biotech Ops Group at TPG Biotech, the life sciences venture arm of the global private investment firm TPG Capital, where he was responsible for a portfolio of more than 50 life sciences companies. From December 2004 to January 2009, Mr. Sekhri was President and CEO of Cerimon Pharmaceuticals, Inc., a pharmaceutical company focusing on auto-immune diseases and pain management. Mr. Sekhri has served as a director of numerous private and public company boards, including Compugen Ltd. since October 2017, Alpine Immune Sciences since July 2017, Pharming N.V. since April 2015, Nivalis Therapeutics, Inc. from February 2016 to July 2017 when it was acquired by Alpine Immune Sciences, Enumeral Biomedical Holdings, Inc. from December 2014, Tandem Diabetes Care Inc. from May 2012 to May 2013, MacroGenics, Inc. from January 2010 to May 2013 and Intercept Pharmaceuticals, Inc. from January 2008 to September 2012. Mr. Sekhri completed post-graduate studies in clinical anatomy and neuroscience at the University of Maryland, School of Medicine and received a Bachelor of Science degree in Zoology from the University of Maryland. Mr. Sekhri currently serves on our Nominating and Governance Committee.

Qualifications

Our Board determined that Mr. Sekhri should serve as a director based on his extensive business experience as an executive in the life sciences industry and venture capital experience with respect to the life sciences industry.

There are no family relationships among any of our directors or executive officers.

Veeva Systems Inc. | 2018 Proxy Statement    9

Proposal One

Board and Committee Meeting Attendance

Our Board met six times during our fiscal year ended January 31, 2018 (“fiscal 2018”). No director attended fewer than 75%, in the aggregate, of the total number of meetings of the Board and the total number of committee meetings of which he was a member during fiscal 2018. It is our policy to invite and encourage our directors to attend our annual meetings of stockholders and have scheduled our Annual Meeting on the same day as a regularly scheduled Board meeting in order to facilitate their attendance. Last year, each member of our Board attended our 2017 annual meeting of stockholders. The membership of each standing committee and number of meetings held during fiscal 2018 are identified in the table below.

Name	Audit	Compensation	Governance
Peter P. Gassner
Timothy C. Barabe			Chair
Mark Carges
Paul E. Chamberlain
Ronald E.F. Codd	Chair
Gordon Ritter		Chair
Paul Sekhri
Number of meetings held during fiscal 2018	8	6	4

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Our Board and its committees conduct scheduled meetings throughout the year and also hold special meetings and act by written consent from time to time, as appropriate. Our Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board. Each member of each committee of our Board qualifies as an independent director in accordance with New York Stock Exchange (“NYSE”) listing standards.

Audit Committee

Our Audit Committee assists our Board in its oversight of the quality and integrity of our reported financial statements, our compliance with legal and regulatory requirements, our accounting and financial management processes and the effectiveness of our internal controls over financial reporting, our enterprise risk management and compliance programs, the quality and integrity of the annual audit of our financial statements, and the performance of our internal audit function. Our Audit Committee also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results, and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our Audit Committee before we enter into them, as required by applicable rules and NYSE listing standards.

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Proposal One

The members of our Audit Committee are independent, non-employee members of our Board and qualify as independent under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act’) and related NYSE listing standards, as determined by our Board. Each member can read and understand fundamental financial statements. Our Board has determined that all members of our Audit Committee qualify as audit committee financial experts within the meaning of regulations of the Securities and Exchange Commission (the “SEC”) and meet the financial sophistication requirements of the NYSE. The designation does not impose on them any duties, obligations, or liabilities that are greater than are generally imposed on any other member of our Board.

Compensation Committee

The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to executive compensation policies and programs, including evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies, and programs. Among other things, specific responsibilities of our Compensation Committee include evaluating the performance of our Chief Executive Officer and determining our Chief Executive Officer’s compensation. The Compensation Committee also determines the compensation of our other executive officers in consultation with our Chief Executive Officer. In addition, our Compensation Committee administers our equity-based compensation plans, including granting equity awards and approving modifications of such awards. Our Compensation Committee also reviews and approves various other compensation policies and matters and has both the authority to engage its own advisors to assist it in carrying out its function and the responsibility to assess the independence of such advisors in accordance with SEC rules and NYSE listing standards. Our Chief Executive Officer, Chief Financial Officer, and General Counsel assist our Compensation Committee in carrying out its functions, although they do not participate in deliberations or decisions with respect to their own compensation.

Our Compensation Committee has delegated to the non-executive equity committee, consisting of our Chief Executive Officer, the authority to approve routine equity award grants to newly hired employees who are not direct reports of our Chief Executive Officer, as well as promotional and refresh equity award grants to employees who are not direct reports of our Chief Executive Officer, all within certain share parameters established and reviewed from time to time by the Compensation Committee.

During fiscal 2018, our Compensation Committee engaged the services of Compensia, Inc., a compensation consulting firm, to advise it regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compared to the compensation practices of other companies. Compensia reports directly to the Compensation Committee. Compensia does not provide any services to us other than the services provided to the Compensation Committee. Our Compensation Committee believes that Compensia does not have any conflicts of interest in advising the Compensation Committee under applicable SEC rules or NYSE listing standards. In addition, during fiscal 2018, the Compensation Committee engaged the services of Aon Hewitt, an international human capital and management consulting firm, for the limited purpose of assisting the Compensation Committee evaluate the likely grant date fair value associated with the options granted to our Chief Executive Officer, as more fully described in “Executive Compensation.” We also engaged Aon Hewitt at the end of fiscal 2018 for the limited purpose of helping us calculate the grant date fair value of the options granted to our Chief Executive Officer for financial reporting purposes. Our Compensation Committee believes that Aon Hewitt does not have any conflicts of interest in advising the Compensation Committee under applicable SEC rules or NYSE listing standards.

The members of our Compensation Committee are “non-employee” directors under Rule 16b-3 of the Exchange Act, “outside directors” under applicable tax rules, and qualify as independent under Rule 10C of the Exchange Act and related NYSE listing standards, as determined by our Board.

Veeva Systems Inc. | 2018 Proxy Statement    11

Proposal One

Nominating and Governance Committee

The Nominating and Governance Committee oversees the nomination of directors, including, among other things, identifying, considering, and nominating candidates to our Board. Our Nominating and Governance Committee also recommends corporate governance guidelines and policies and advises the Board on other corporate governance matters and Board performance matters, including recommendations regarding the structure and composition of the Board and the Board’s committee. In addition, it oversees the annual evaluation of our Board and individual directors and advises the Board on matters that may involve members of the Board or our officers and that may involve a conflict of interest or taking of a corporate opportunity. Our Nominating and Governance Committee also evaluates potential candidates for our Board on a regular basis.

The members of our Nominating and Governance Committee are non-employee members of our Board and are independent under the listing standards of the NYSE applicable to Nominating and Governance Committee members.

Compensation Committee Interlocks and Insider Participation

During fiscal 2018, our Compensation Committee consisted of Messrs. Codd and Ritter. None of our executive officers serves, or served during fiscal 2018, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or our Compensation Committee.

Director Compensation

The following table sets forth information about the compensation of the non-employee members of our Board who served as a director during fiscal 2018. Other than as set forth in the table and described more fully below, during fiscal 2018, we did not pay any fees to, make any equity awards or non-equity awards to or pay any other compensation to the non-employee members of our Board. Mr. Gassner, our Chief Executive Officer, receives no compensation for his service as a director and is not included in the table below.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)(4)	Total ($)
Timothy C. Barabe	50,000	174,970	224,970
Mark Carges (5)	29,167	149,947	179,114
Paul E. Chamberlain	50,000	174,970	224,970
Ronald E.F. Codd	50,000	212,472	262,472
Gordon Ritter	50,000	224,952	274,952
Paul Sekhri	50,000	149,947	199,947

(1)	Includes the annual retainers paid to each director.

(2)

Represents the aggregate grant date fair value of RSUs and stock options granted to the director during fiscal 2018, computed in accordance with FASB ASC Topic No. 718. See note 9 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on March 29, 2018 for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards.

(3)

As of January 31, 2018, the above-listed non-employee directors held outstanding options to purchase shares of our Class A common stock as follows: Mr. Barabe — 0; Mr. Carges — 0; Mr. Chamberlain — 0; Mr. Codd — 40,000; Mr. Ritter — 40,000; and Mr. Sekhri — 40,000. As of January 31, 2018, Mr. Codd also held an outstanding option to purchase 119,250 shares of Class B common stock which represents the unexercised and vested portion of an option granted in March 2012 for 312,500 shares of Class B common stock.

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Proposal One

(4)

As of January 31, 2018, the above-listed non-employee directors held outstanding RSUs under which the following number of shares of our Class A common stock were issuable upon vesting: Mr. Barabe — 1,402; Mr. Carges — 1,201; Mr. Chamberlain — 1,402; Mr. Codd — 1,702; Mr. Ritter — 1,802; and Mr. Sekhri — 1,201.

(5)	Mr. Carges joined our Board on June 21, 2017.

Non-Employee Director Compensation Plan

Each non-employee member of the Board receives an annual cash retainer of $50,000, paid in quarterly installments.

Non-employee members of the Board also receive issuances of RSUs under the 2013 Equity Incentive Plan. On the date of each annual meeting of our stockholders, each non-employee director who is serving on the Board as of such date will be issued RSUs valued at $150,000 of our Class A common stock. In addition, the non-executive chairman or lead independent director will receive an additional issuance of RSUs valued at $50,000 of our Class A common stock. Non-employee members of the Audit Committee and Compensation Committee will be issued RSUs valued at $25,000 and $12,500, respectively, of our Class A common stock with the chairs of those committees issued RSUs valued at $50,000 and $25,000, respectively, of our Class A common stock. Such annual grants vest quarterly over one year and are valued on the grant date. New directors will receive cash and equity compensation on a pro-rated basis to coincide with our annual director compensation period, which begins in the month of our annual meeting of stockholders.

We have a policy of reimbursing directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

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CORPORATE GOVERNANCE

Board Leadership Structure

Pursuant to our Corporate Governance Principles, our Board may separate or combine the roles of the Chairman of the Board and Chief Executive Officer when and if it deems it advisable and in our best interests and in the best interests of our stockholders to do so. We currently separate the roles of Chairman and Chief Executive Officer. Our Board is currently chaired by Mr. Ritter. Separating the roles of Chief Executive Officer and Chairman allows our Chief Executive Officer to focus on our day-to-day business while allowing the Chairman to lead our Board in its fundamental role of providing independent advice to, and oversight of, management. Our Board believes that having an independent director serve as Chairman is the appropriate leadership structure for us at this time, and the Board will periodically consider the Board’s leadership structure. Mr. Ritter, as our Chairman, presides over separate regularly scheduled executive session meetings at which only independent directors are present. Our Corporate Governance Principles are posted on the Investors portion of our website at http://ir.veeva.com.

Board Oversight of Risk

One of the key functions of our Board is informed oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. Our Board administers its oversight function directly as a whole as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. For example, our Audit Committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters as well as overseeing our internal audit function and our enterprise risk management and compliance programs; our Compensation Committee oversees major risks associated with our compensation policies and programs; and our Nominating and Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and director succession planning.

Board Composition

Our business affairs are managed under the direction of our Board, which is currently composed of seven members. Six of our directors are independent within the meaning of the NYSE listing standards. Our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation, or removal. The classification of our Board may have the effect of delaying or preventing changes in our control or management.

Director Independence

Our Class A common stock is listed on the NYSE. The listing standards of the NYSE generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

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Corporate Governance

Our Board has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the NYSE. The independent members of our Board hold separate regularly scheduled executive session meetings at which only independent directors are present.

Board and Committee Evaluations

Pursuant to its charter, the Nominating and Governance Committee oversees the self-evaluation of the Board. We engage outside counsel to conduct interviews with each director regarding, among other things, Board and Board committee membership, structure, performance, and areas for improvement. The purpose of the evaluation is to assess the Board as a whole, and we believe that this process allows Board members to:

●	Gain a better understanding of what it means to be an effective Board, including identifying strategies to enhance Board performance;
●	Evaluate overall Board composition;
●	Assess Board and committee roles and responsibilities;
●	Clarify the expectations that directors have of themselves and of each other;
●	Foster effective communications among directors and between the Board and management;
●	Identify and discuss areas for potential improvement; and
●	Identify Board goals and objectives for the coming year.

Following the interviews, the results are discussed with the Chairman of the Board and presented to and discussed with the full Board during executive session.

Corporate Governance Policies

Our Board has adopted a Code of Conduct that applies to all of our directors, employees, and officers, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Code of Conduct is posted on the Investors portion of our website at http://ir.veeva.com. Each committee of our Board has a written charter approved by our Board. Copies of each charter are also posted on the Investors portion of our website. On an annual basis, our Board and its committees review our Corporate Governance Principles, the written charters for each of the Board’s committees, and our Code of Conduct. We will disclose any future amendments to, or waiver of, our Code of Conduct, on the Investors portion of our website.

Director On-Boarding and Continuing Education

Upon joining our Board, Directors are provided with an orientation about us, which includes introductions to members of our senior management and information about our operations, performance, strategic plans, and corporate governance practices.

Our Board believes that our stockholders are best served by a Board comprised of individuals who are up to date on corporate governance and other subject matters relevant to board service. Our Board has adopted a Director Education Policy that encourages all directors to pursue ongoing education and development studies on topics that they deem relevant given their individual backgrounds and committee assignments on the Board. Our directors are encouraged and provided with opportunities to attend educational sessions on subjects that would assist them in discharging their duties. Pursuant to the Director Education Policy, we will reimburse directors up to $12,000 each fiscal year for attending these sessions. In addition and in order to facilitate ongoing education, our management provides to our directors on a periodic basis pertinent articles and information relating to our business, our competitors, and corporate governance and regulatory issues.

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Corporate Governance

Stockholder Recommendations for Nominations to the Board

Our Nominating and Governance Committee has adopted Policies and Procedures for Director Candidates. Stockholder recommendations for candidates to our Board must be received by December 31st of the year prior to the year in which the recommended candidates will be considered for nomination, must be directed in writing to our principal executive offices, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years, and evidence of the recommending person’s ownership of our capital stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on the Board, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve.

Communications with the Board

Stockholders and other interested parties wishing to communicate with our Board or with an individual member of our Board may do so by writing to the Board or to the particular member of the Board, care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder or interested party communication. All such communications will be forwarded to the director or directors to whom the communications are addressed.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that during fiscal 2018, all Section 16(a) filing requirements were satisfied on a timely basis except that Mr. Wallach delinquently filed a Form 4, which reported one transaction.

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Corporate Governance

Certain Relationships and Related Party Transactions

In addition to the compensation arrangements with our directors and executive officers described elsewhere in this Proxy Statement, the following is a description of each transaction since February 1, 2017 and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeds or will exceed $120,000; and

●

any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors

Theodore Wallach, a brother of Matthew J. Wallach, our President, has been employed by us since September 2010. Theodore Wallach serves as a senior product manager. During fiscal 2018, Theodore Wallach had total cash compensation of $170,356.

The compensation level for Theodore Wallach was comparable to the compensation paid to employees in a similar position that were not related to our executive officers and directors. He was also eligible for equity awards on the same general terms and conditions as applicable to other employees in similar positions who were not related to our executive officers and directors.

Indemnification Agreements

We have entered into indemnification agreements with our directors, executive officers, and other key employees. The indemnification agreements will provide that we indemnify each of our directors, executive officers, and key employees against expenses incurred by that director, executive officer, or key employee because of his or her status as one of our directors, executive officers, or key employees, to the fullest extent permitted by Delaware law, our Certificate and our Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding.

Policies and Procedures for Related Party Transactions

Pursuant to our Code of Conduct and Audit Committee charter, any related party transaction or series of transactions with an executive officer, director, or any of such person’s immediate family members or affiliates, in which the amount, either individually or in the aggregate, involved exceeds $120,000 must be presented to our Audit Committee for review, consideration, and approval. All of our directors and executive officers are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed transactions, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those transactions that, in light of known circumstances, are not inconsistent with Veeva’s best interests, as our Audit Committee determines in the good faith exercise of its discretion.

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EXECUTIVE OFFICERS

The following table provides information concerning our executive officers as of May 4, 2018.

Name	Age	Position(s)

Peter P. Gassner	53	Chief Executive Officer and Director

Matthew J. Wallach	45	President

Timothy S. Cabral	50	Chief Financial Officer

E. Nitsa Zuppas	48	Chief Marketing Officer

Alan V. Mateo	56	Executive Vice President, Global Sales

Josh Faddis	46	Senior Vice President, General Counsel and Corporate Secretary

Frederic Lequient	49	Senior Vice President, Global Customer Services

Peter P. Gassner. See biographical information set forth under “Proposal One — Directors Whose Terms Expire at the 2019 Annual Meeting (Class III).”

Matthew J. Wallach is one of our founders and has served in various senior executive roles since joining Veeva in March 2007. He currently serves as our President and prior to that served as our Chief Strategy Officer from September 2010 to August 2013. Between April 2005 and March 2007, Mr. Wallach served as Chief Marketing Officer at Health Market Science, Inc., a supplier of healthcare data solutions. From January 2004 to December 2004, Mr. Wallach served as Vice President of Marketing and Product Management at IntelliChem, Inc., a provider of scientific content management solutions. Mr. Wallach was previously the General Manager of the Pharmaceuticals & Biotechnology division at Siebel Systems, Inc., a customer relationship management software company, from August 1998 to December 2003. Mr. Wallach serves on the board of directors of HealthVerity, Inc., a private healthcare data company. Mr. Wallach earned a Bachelor of Arts degree in Economics from Yale University and a Master of Business Administration from the Harvard Business School.

Timothy S. Cabral has served as our Chief Financial Officer since February 2010. Prior to joining Veeva, Mr. Cabral served as Chief Financial Officer and Chief Operations Officer for Modus Group, LLC, a wireless solutions and services company, from February 2008 to February 2010 and served as Chief Financial Officer and Vice President of Operations for Agistics, Inc., an employee management services company, from March 2005 to June 2007. Mr. Cabral previously spent more than seven years at PeopleSoft, beginning in November 1997, where he held various positions, including Vice President of Products & Technology Finance and Senior Director of Corporate FP&A. Since October 2017, Mr. Cabral has served on the board of directors of Apttus Corporation, a private software provider. Mr. Cabral earned a Bachelor of Science degree in Finance from Santa Clara University and a Master of Business Administration from the Leavey School of Business at Santa Clara University.

E. Nitsa Zuppas has served as our Chief Marketing Officer since March 2013. Prior to joining Veeva, Ms. Zuppas served as Chief Marketing Officer for First Virtual Group, a diversified holding company with global interests in real estate, agribusiness, philanthropy, and global financial asset management, and Executive Director of the Siebel Foundation from February 2006 to March 2013. From March 1998 to January 2006, Ms. Zuppas served in a number of executive roles at Siebel Systems, including Director, Product Marketing, Senior Director, Investor Relations, General Manager, Siebel Retail, and Vice President, Marketing. Ms. Zuppas earned a Bachelor of Arts degree in Art History from California State University.

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Executive Officers

Alan V. Mateo has served as our Executive Vice President, Global Sales since April 2015. Prior to joining Veeva, Mr. Mateo served in various executive roles at Medidata Solutions, Inc., a provider of a platform of cloud-based solutions for life sciences, from March 2005 to February 2015, including as Executive Vice President of Field Operations from January 2014 to February 2015. Before Medidata, Mr. Mateo spent 11 years at PeopleSoft, where his responsibilities included product lines sales, sales operations and the integration of JD Edwards into PeopleSoft’s global sales organization. Prior to PeopleSoft, Mr. Mateo was northeast sales director for Red Pepper Software Co., a provider of supply chain management planning application software, and a major account executive at JD Edwards. Mr. Mateo earned a Bachelor of Science in both Computer Science and Marketing from Juniata College.

Josh Faddis has served as our Senior Vice President since April 2016 and General Counsel since September 2012. Mr. Faddis has also served as our Corporate Secretary since May 2013. Prior to joining Veeva, Mr. Faddis served in various roles at Taleo Corporation, a software-as-a-service provider of human capital management solutions, beginning in June 2001 through April 2012, including Senior Vice President, General Counsel, and Corporate Secretary. Prior to joining Taleo, Mr. Faddis conducted intellectual property and business litigation at Fulbright & Jaworski LLP and served as a Judicial Clerk for the Honorable Justice Craig Enoch, Supreme Court of the State of Texas. Mr. Faddis earned a Bachelor of Science in Agricultural Economics from Texas A&M University, magna cum laude, and a Juris Doctor degree from the Georgetown University Law Center.

Frederic Lequient has served as our Senior Vice President, Global Customer Services since February 2016. Prior to joining Veeva, Mr. Lequient served as Vice President, Customer Success at PubMatic, Inc., a marketing automation software platform company, from April 2015 to December 2015. From April 2014 to January 2015, Mr. Lequient served as Senior Vice President, Customer Success at FollowAnalytics, Inc., a provider of a mobile marketing automation and engagement platform. From April 2012 to April 2014, Mr. Lequient served as Group Vice President, Consulting at Oracle Corporation, an enterprise software company. From September 1999 to April 2012, Mr. Lequient served in various roles at Taleo, including as Vice President, Field Solutions and Business Development. Mr. Lequient earned a Bachelor of Engineering in Industrial Engineering from Université de Montréal — Ecole polytechnique de Montréal.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2018 for:

●	each of our named executive officers;

●	each of our directors;

●	all of our executive officers and directors as a group; and

●	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 119,221,898 shares of Class A common stock and 23,753,060 shares of Class B common stock outstanding at March 31, 2018. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and RSUs held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of March 31, 2018. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Veeva Systems Inc., 4280 Hacienda Drive, Pleasanton, California 94588.

	Shares Beneficially Owned				% Total
	Class A		Class B		Voting
Name of Beneficial Owner	Shares	%	Shares	%	Power (1)

Named Executive Officers and Directors:

Timothy C. Barabe	7,892	*	—	—	*

Timothy S. Cabral (2)	—	—	552,037	2.3	1.5

Mark Carges	1,802	*	—	—	*

Paul E. Chamberlain	10,368	*	—	—	*

Ronald E.F. Codd (3)	48,829	*	220,500	*	*

Josh Faddis (4)	1,073	*	73,934	*	*

Peter P. Gassner (5)	—	—	15,374,999	59.3	40.6

Frederic Lequient (6)	5,000	*	—	—	*

Alan V. Mateo (7)	92,396	*	—	—	*

Gordon Ritter (8)	437,750	*	4,950,000	20.8	14.0

Paul Sekhri (9)	51,938	*	—	—	*

Matthew J. Wallach (10)	—	—	940,631	3.9	2.6

E. Nitsa Zuppas (11)	9,732	*	50,000	*	*

All Executive Officers and Directors as a Group (13 persons) (12)	666,780	*	22,162,101	83.8	57.9

5% Stockholders:

Morgan Stanley (13)	12,493,806	10.5	—	—	3.5

The Vanguard Group (14)	10,599,324	8.9	—	—	*

BlackRock, Inc. (15)	6,157,454	5.2	—	—	1.5

*	Less than 1 percent.

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Security Ownership of Certain Beneficial Owners and Management

(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. Each share of Class B common stock is convertible, at any time at the option of the holder, into one share of Class A common stock.

(2)

Includes (i) 60,000 shares of Class B common stock held by Mr. Cabral and Julia Cabral as community property, (ii) 35,691 shares of Class B common stock held by the TC 2013 Annuity Trust, (iii) 281,934 shares of Class B common stock held by The Cabral Family Trust dated April 17, 2001, and (iv) 174,412 shares of Class B common stock issuable to Mr. Cabral pursuant to options exercisable within 60 days of March 31, 2018.

(3)

Includes (i) 8,829 shares of Class A common stock held by Mr. Codd, (ii) 40,000 shares of Class A common stock issuable to Mr. Codd pursuant to options exercisable within 60 days of March 31, 2018, (iii) 104,250 shares of Class B common stock held by the Codd Revocable Trust dated March 6, 1998, and (iv) 116,250 shares of Class B common stock issuable to Mr. Codd pursuant to an option exercisable within 60 days of March 31, 2018.

(4)

Includes (i) 1,073 shares of Class A common stock held by Mr. Faddis, (ii) 22,000 shares of Class B common stock held by Mr. Faddis, and (iii) 51,934 shares of Class B common stock issuable to Mr. Faddis pursuant to options exercisable within 60 days of March 31, 2018.

(5)

Includes (i) 10,000,000 shares of Class B common stock held by Mr. Gassner, (ii) 3,208,333 shares of Class B common stock held by Peter Gassner and Piyajit Gassner as Community Property and (iii) 2,166,666 shares of Class B common stock issuable to Mr. Gassner pursuant to options exercisable within 60 days of March 31, 2018.

(6)	Includes 5,000 shares of Class A common stock issuable to Mr. Lequient pursuant to an option exercisable within 60 days of March 31, 2018.

(7)

Includes (i) 9,471 shares of Class A common stock held by Mr. Mateo, (ii) 81,175 shares of Class A common stock issuable to Mr. Mateo pursuant to an option exercisable within 60 days of March 31, 2018, and (iii) 1,750 shares of Class A common stock issuable to Mr. Mateo pursuant to RSUs vesting within 60 days of March 31, 2018.

(8)

Includes (i) 9,349 shares of Class A common stock held by Mr. Ritter, (ii) 388,401 shares of Class A common stock held by the Ritter-Metzler Revocable Trust dated November 6, 2000, (iii) 40,000 shares of Class A common stock issuable to Mr. Ritter pursuant to an option exercisable within 60 days of March 31, 2018, and (iv) 4,950,000 shares of Class B common stock held by Emergence Capital Partners II, L.P. (ECP II). Mr. Ritter, a member of our Board, is a member of Emergence GP Partners, LLC (EGP) and has shared voting and dispositive power with regard to the shares directly held by ECP II. EGP is the sole general partner of Emergence Equity Partners II, L.P., which is the sole general partner of ECP II. Mr. Ritter disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein.

(9)

Includes (i) 11,938 shares of Class A common stock held by Mr. Sekhri and (ii) 40,000 shares of Class A common stock issuable to Mr. Sekhri pursuant to an option exercisable within 60 days of March 31, 2018.

(10)

Includes (i) 210,671 shares of Class B common stock held by Mr. Wallach, (ii) 300,000 shares of Class B common stock held by the Matt Wallach 2012 Irrevocable Trust, (iii) 300,000 shares of Class B common stock held by the Matt Wallach 2013 Irrevocable Trust, and (iv) 129,960 shares of Class B common stock issuable to Mr. Wallach pursuant to options exercisable within 60 days of March 31, 2018.

(11)

Includes (i) 6,399 shares of Class A common stock held by Ms. Zuppas, (ii) 3,333 shares of Class A common stock issuable to Ms. Zuppas pursuant to an option exercisable within 60 days of March 31, 2018, and (iii) 50,000 shares of Class B common stock issuable to Ms. Zuppas pursuant to an option exercisable within 60 days of March 31, 2018.

(12)	Includes (i) 455,522 shares of Class A common stock and (ii) 19,472,879 shares of Class B common stock beneficially owned by our directors and executive officers.

(13)

Based solely on information reported on a Schedule 13G/A filed with the SEC on February 13, 2018, Morgan Stanley has shared voting power over 12,325,870 shares of Class A common stock and shared dispositive power over 12,328,055 shares of Class A common stock. An additional person identified in the report was Morgan Stanley Investment Management Inc. The address of the reporting persons is 1585 Broadway, New York, New York 10036.

(14)

Based solely on information reported on a Schedule 13G/A filed with the SEC on February 9, 2018, The Vanguard Group has sole voting power over 83,329 shares of Class A common stock, shared voting power over 22,207 shares of Class A common stock, sole dispositive power over 10,493,021 shares of Class A common stock, and shared dispositive power over 106,303 shares of Class A common stock. The subsidiaries included in the report were as follows: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(15)

Based solely on information reported on a Schedule 13G filed with the SEC on February 1, 2018, BlackRock, Inc. has sole voting power over 5,401,607 shares of Class A common stock and sole dispositive power over 6,157,454 shares of Class A common stock. The address of the reporting person is 55 East 52nd Street, New York, New York 10055.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our compensation philosophy, policies, and practices for the following individuals, who are our “named executive officers” or “NEOs” for fiscal 2018.

Name	Position
Peter P. Gassner	Chief Executive Officer
Timothy S. Cabral	Chief Financial Officer
Josh Faddis	Senior Vice President, General Counsel and Corporate Secretary
Frederic Lequient	Senior Vice President, Global Customer Services
Alan V. Mateo	Executive Vice President, Global Sales
Matthew J. Wallach	President
E. Nitsa Zuppas	Chief Marketing Officer

In fiscal 2018, all our executive officers were NEOs, and more detailed information about the compensation provided to our NEOs is set forth in the Summary Compensation Table and other tables that follow this section, including the accompanying footnotes and narratives relating to those tables.

Executive Summary

Since our initial public offering (“IPO”) in October 2013, our Board and Compensation Committee have maintained a simple structure for our executive compensation programs. We have paid our NEOs cash compensation that is below the cash compensation levels paid by our peers, and we have emphasized long-term equity compensation in the form of stock options and RSUs. In fiscal 2018, our executive officers were paid nearly identical annual base salaries and none of our executive officers earned short-term cash incentive bonuses. Our executive compensation programs do not include formulaic or routine annual equity grants to all our executive officers although in each of the last few fiscal years, we have granted long-term equity to at least some of our executive officers for purposes of recalibrating compensation with our peers or standardizing our compensation approach amongst our executive officers.

Our Board and Compensation Committee have adhered to this executive compensation approach because they believe it is effective and is consistent with our compensation philosophy as described below.

In keeping with this approach, our Board approved an option grant to Mr. Gassner in late fiscal 2018 that places substantial emphasis on his long-term, equity-based incentive compensation relative to his annual cash compensation.

Executive Compensation Philosophy, Objectives, and Components

We operate in the software and technology industry and face a highly competitive environment for top-level executive talent. To accomplish our business and growth objectives, we must be able to attract and retain talented executives whose skills and experience enable them to contribute to our long-term success. To that end, the principal objectives and philosophy of our executive compensation programs are to attract, fairly compensate, appropriately incentivize, and retain our executives in a manner that aligns their long-term interests with those of our stockholders. In fiscal 2018, the primary components of our compensation programs for our NEOs were base salary and stock options and, with respect to certain NEOs, RSUs.

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Executive Compensation

Role of Compensation Committee, Management and Compensation Consultant

Role of Compensation Committee. Our Board established a Compensation Committee to discharge its responsibilities relating to our executive compensation policies and programs. Our Compensation Committee evaluates the performance of our Chief Executive Officer and determines his compensation. The Compensation Committee also determines the compensation of our other executive officers in consultation with our Chief Executive Officer. In making its decisions, our Compensation Committee considers such matters as the members deem appropriate, including our financial and operating performance, the performance of our Class A common stock, factors specific to individual officers such as their individual achievements and retention concerns, our operational goals, the comparative compensation data described below, and the results of our most recent stockholder vote on executive compensation (“say on pay vote”). From time to time, our Board approves equity grants to our executive officers upon the recommendation of the Compensation Committee, although our Compensation Committee is also authorized to approve such grants. Our Compensation Committee has delegated authority to our Chief Executive Officer to make certain routine equity award grants, as described below. For additional information on the Compensation Committee, see “Board Committees—Compensation Committee” elsewhere in this Proxy Statement.

Role of Management. Members of management, including our Chief Executive Officer, Chief Financial Officer, and General Counsel, work with our Compensation Committee and often attend the Compensation Committee meetings. Members of management also make presentations to our Compensation Committee regarding our historical equity grants and the adequacy of the remaining equity pool to achieve retention objectives. These materials are also made available to our Board and included in the Compensation Committee’s report to the Board. Although our Chief Executive Officer participates in the discussion and decisions relating to the compensation of our other executive officers, he is not present during voting or deliberations with respect to his own compensation.

Role of Compensation Consultant. Our Compensation Committee has the authority to engage its own advisors to assist it in performing its duties, and we pay the fees charged by such advisors. Our Compensation Committee engaged Compensia to assist the Compensation Committee in its decision-making process by providing information on competitive market compensation practices, identifying a peer group against which to compare our compensation programs, providing information including market data on our outside director compensation program, and supplying such other information and recommendations as the Compensation Committee may from time to time request. Compensia also assisted the Compensation Committee in the extensive review and deliberation process it undertook in the second half of fiscal 2018 related to the stock options granted to our Chief Executive Officer. As part of that process, the Compensation Committee also engaged the services of Aon Hewitt, an international human capital and management consulting firm, for the limited purpose of assisting the Compensation Committee evaluate the likely grant date fair value associated with the option grants.

Peer Group and Competitive Data

In making compensation decisions for our NEOs for fiscal 2018, our Compensation Committee considered data supplied by Compensia on the compensation of executives at the peer companies listed below as well as Compensia proprietary benchmark data for comparable roles at similarly situated companies. Our Compensation Committee believes it is useful to review this comparative data when evaluating our executive compensation programs and making compensation decisions for our NEOs. While it uses this data as a reference point, the Compensation Committee does not feel it necessary to mirror the compensation provided by these other companies or to target any specific percentile or range of percentiles for cash, incentive, equity, or total compensation for our executive officers relative to these peer companies.

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Executive Compensation

Compensia evaluates and recommends a peer group annually for executive compensation benchmarking. Since the peer review conducted for fiscal 2017, Compensia removed Infoblox, Netsuite, Qlik Technologies, and SolarWinds from our peer group because of acquisitions of those companies. Our Compensation Committee considered the peer group’s compensation practices data for compensation decisions during and with respect to fiscal 2018. The peer group consisted of the following companies, which our Compensation Committee has determined are appropriate based upon industry, revenue, market cap, profitability, and headcount:

ANSYS	Aspen Technology	athenahealth	Blackbaud
Commvault Systems	Cornerstone OnDemand	Guidewire Software	LogMeIn
Medidata Solutions	Palo Alto Networks	ServiceNow	Splunk
Tableau Software	Tyler Technologies	Ultimate Software Group	Workday

Principal Elements of Compensation

The compensation of our NEOs for fiscal 2018 consisted of base salary and stock options (including stock options granted in prior fiscal years that continued vesting during fiscal 2018) and, with respect to certain NEOs, RSUs. The relative proportion of these components have not been dictated by any particular formula, and the mix and amount of compensation elements has been and will continue to be within the discretion and business judgment of our Compensation Committee.

Our Compensation Committee has structured these compensation programs to attract new senior executives, provide competitive levels of more liquid and less volatile compensation through base salary and RSUs, continue to foster an ownership mentality and alignment with the long-term interests of stockholders through the use of RSUs and stock options, and encourage the achievement of key operational goals.

Base Salary. We provide base salaries to our executive officers to compensate them for services rendered on a day-to-day basis and to provide sufficient fixed cash compensation to allow them to fund their personal and household expenses while remaining focused on their responsibilities to Veeva.

Since our IPO, Veeva has maintained a largely flat annual base salary structure for our executive officers. During fiscal 2018 and after the Compensation Committee standardized the cash compensation for our Senior Vice President, Global Customer Services to be on par with our other executive officers, all of our NEOs had an annual base salary of $300,000. Base salaries paid to our NEOs for fiscal 2018 are reflected in the Summary Compensation Table below.

In March 2018, our Compensation Committee increased the base salary level for our executive officers from $300,000 to $325,000 to acknowledge their contributions to the business and increased level of responsibility due to our growth over the two years since the last base salary increase. We expect that our Compensation Committee will continue to review base salary levels annually and may review them more frequently, for example in connection with a promotion.

Annual Cash Incentive Bonuses. With one exception (as described below), we have not offered a short-term cash incentive bonus program to our NEOs since our IPO, and our Compensation Committee again determined for fiscal 2018 not to offer such a program. Rather, our Board and Compensation Committee continue to believe that our reliance on equity compensation adequately facilitates the achievement of corporate operational goals and aligns each NEO with long-term stockholder interest. Accordingly, none of our NEOs were paid any cash incentive bonus for fiscal 2018.

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Executive Compensation

The one exception to our policy of not offering short-term cash incentive bonuses was for the executive officer in the role of Senior Vice President, Global Customer Services. However, in March 2017, our Compensation Committee, in consultation with our management, determined that the executive in the Senior Vice President, Global Customer Services role could be adequately incentivized through stock options and RSUs similar to our other NEOs. Therefore, the short-term cash incentive bonus arrangement for our Senior Vice President, Global Customer Services, currently Mr. Lequient, was permanently suspended.

Equity Awards. We grant stock options and RSUs from time to time to our employees, including our executive officers, under our stock plans. However, our executive compensation programs do not include formulaic or routine annual equity grants to all our executive officers. In all cases other than the recent grant to our Chief Executive Officer (which involved options priced above the market price on the grant date), stock options allow our executive officers to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant. Our options typically have a five-year vesting schedule. Our Compensation Committee believes that options are inherently performance-based because the holder benefits only if our stock price increases following the option grant date, aligning the option holder’s interest closely with those of our stockholders. In addition, our RSU awards provide shares that will be issued upon satisfaction of service period vesting conditions, typically over a four-year vesting schedule. Our Compensation Committee believes that a grant of RSU awards serves as an effective retention tool for our executive officers because unvested awards are forfeited if an executive officer voluntarily leaves us before the awards have vested and because they have a more readily ascertainable cash value and provide greater liquidity than stock options. We believe that the combination of stock options and RSUs in our long-term equity program emphasizes an ownership culture and rewards our executives for growing our business.

CEO Equity Compensation. With respect to our Chief Executive Officer, Mr. Gassner, our Compensation Committee has purposefully placed strong emphasis on long-term incentive compensation in the form of stock options to most effectively align his long-term interests with those of our stockholders. Prior to completing our IPO in October 2013, our Compensation Committee determined to maintain a simple executive compensation program for Mr. Gassner that would continue to foster an ownership mentality by heavily emphasizing long-term equity compensation, in the form of stock options, over cash compensation.

In March 2013, Mr. Gassner was granted options to purchase 3,333,333 shares of our common stock (the “pre-IPO grant”). This grant began vesting over a five-year period beginning February 1, 2015 through our fiscal year ending January 31, 2020 and was intended to provide his only long-term incentive compensation for that five-year period. Until January 2018, Mr. Gassner had not been granted any additional long-term incentive awards since the pre-IPO grant, was paid no short-term cash incentive bonus, and received a below-market annual base salary similar to all our other executive officers. Our Board believes the pre-IPO grant has appropriately and successfully compensated Mr. Gassner to lead our business and drive our success and has best aligned his interests with the long-term interests of our stockholders and our vision to build a lasting, growing cloud company. Our Board continues to believe that, at this stage of Veeva’s growth, it is appropriate to evaluate grants for Mr. Gassner on a five-year cadence.

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Executive Compensation

Accordingly, after extensive review and deliberation by the Compensation Committee and discussion with our Board over approximately a seven-month period, on January 10, 2018, upon the recommendation of our Compensation Committee, our Board approved a grant to Mr. Gassner of options to purchase an aggregate of 2,838,635 shares of our Class A common stock (the “New Options”) with an exercise price above the closing stock price on that date. The New Options have an exercise price of $60.00 per share, which approximated the 60-day average of closing stock prices around our all-time high closing stock price prior to January 10, 2018. The closing price of our stock on January 10, 2018 was $57.68 per share, and the aggregate grant date fair value of the New Options (as reflected in the Summary Compensation Table below) was approximately $87,843,333. Mr. Gassner did not participate in Compensation Committee discussions related to the New Options, recused himself from Board discussions related to the New Options, and did not attend the January 10, 2018 meeting of the Board.

The table below summarizes the schedule and conditions upon which the New Options vest and become exercisable:

Number of Shares (#)	Service-Based Vesting Condition	Stock Price Target Vesting Condition ($)	First Date Exercisable	Expiration Date

2,128,975	Continued service as CEO through February 1, 2025, with vesting in monthly increments beginning February 1, 2020	N/A	First monthly increment (1/60th of total) will become vested and exercisable on March 1, 2020, with additional monthly increments becoming exercisable thereafter through February 1, 2025	January 9, 2028

177,415	Same as above	90.00	Same as above, but only if the applicable Stock Price Target has previously been achieved	January 9, 2028

177,415	Same as above	100.00	Same as above, but only if the applicable Stock Price Target has previously been achieved	January 9, 2028

177,415	Same as above	110.00	Same as above, but only if the applicable Stock Price Target has previously been achieved	January 9, 2028

177,415	Same as above	120.00	Same as above, but only if the applicable Stock Price Target has previously been achieved	January 9, 2028

To achieve each of the above Stock Price Target Vesting Conditions, Veeva’s Class A common stock must sustain the specified Stock Price Target for at least 60 consecutive trading days. Each Stock Price Target Vesting Condition may be satisfied at any time prior to the Expiration Date of the option, and Mr. Gassner does not receive any economic benefit from the New Options unless our stock price exceeds the exercise price. Consistent with Mr. Gassner’s pre-IPO grant, the New Options are not subject to any contractual vesting acceleration provisions. Moreover, the New Options reflect the continuation of a five-year long-term incentive compensation cycle for Mr. Gassner and do not begin vesting (based upon the service-based vesting conditions) until Mr. Gassner’s pre-IPO grant options complete vesting through our fiscal year ending January 31, 2020. The added features of time-based vesting that continue for seven years after grant, Stock Price Target Vesting Conditions that apply to a portion of the New Options set at increments requiring greater than 50% to 100% increases over the exercise price, and the New Option exercise price that was above grant-date market price were intended to strongly align Mr. Gassner’s interests with those of our stockholders.

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Consistent with its long-term-focused approach as described above, our Board intends that the New Options will be the only long-term incentive awards that Mr. Gassner is granted until at least 2023.

The disclosure rules that apply to the Summary Compensation Table require that we reflect the entire grant date fair value for the New Options in fiscal 2018. In determining to approve or recommend, respectively, the New Options grant, our Board and our Compensation Committee considered the fact that, given its five-year grant cycle for Mr. Gassner and the delayed vesting commencement date, the fair value of the New Options might more appropriately be thought of by allocating the grant date fair value in equal portions to each of the five fiscal years in which the options will vest (i.e., fiscal 2021 through fiscal 2025). The fair value allocated under that methodology to each year of the five-year vesting period would have been $17,568,667.

President and CFO Equity Compensation. With respect to our Chief Financial Officer and President, our Compensation Committee has purposefully placed strong emphasis on long-term incentive compensation in the form of stock options to most effectively align the officers’ long-term interests with those of our stockholders. Prior to completing our IPO in October 2013, our Compensation Committee determined to maintain through the IPO and for some years thereafter a simple executive compensation program for these executives that would continue to foster an ownership mentality by heavily emphasizing long-term equity compensation, in the form of stock options, over cash compensation. We do not currently provide these executive officers any form of compensation other than base salary and the stock options granted prior to our IPO. To date, our Compensation Committee is of the view that this compensation approach is appropriate for these most senior executive officers.

In keeping with the compensation approach applied to our Chief Financial Officer and President, our Compensation Committee last granted equity awards to these officers in March 2013 in the form of stock options with longer-than-usual vesting periods (each six years). At that time, our Chief Financial Officer and President each received options to purchase 1,333,333 shares of our common stock, which awards continue to vest through our fiscal year ending January 31, 2019. Information about these stock options can be found in the Outstanding Equity Awards at Fiscal 2018 Year End table below. Neither our Chief Financial Officer nor our President has been granted any additional equity awards since 2013.

Other NEO Equity Compensation. We do not have a general practice of making annual equity grants to all our executive officers. However, in fiscal 2018, our Compensation Committee granted RSUs to Messrs. Faddis and Lequient. The Compensation Committee granted additional RSUs to Mr. Faddis after observing that his cash compensation was below the 75th percentile of our peer group even factoring in the annual cash value of the vesting of his RSUs held prior to the grant. The Compensation Committee also granted Mr. Lequient RSUs in connection with standardizing his compensation to match the approach for our other executive officers. Details regarding fiscal 2018 equity awards to our NEOs is set forth in the Summary Compensation Table and Fiscal 2018 Grants of Plan-Based Awards table below.

Perquisites, Retirement, and Other Benefits. We generally do not provide perquisites or other benefits to our executive officers other than those available to employees generally. We have established a 401(k) tax-deferred savings plan, which permits participants, including our executive officers, to make contributions up to applicable annual statutory limits by salary deduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). We are responsible for administrative costs of the 401(k) plan. Beginning January 1, 2018, we began matching 100% of eligible contributions up to $500 per quarter by our employees, including our executive officers. Such matching contributions are immediately and fully vested.

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Executive Compensation

Severance and Change in Control Benefits. Other than Mr. Faddis, none of our executive officers is currently eligible for any severance or change in control-related benefits. Mr. Faddis’ offer letter with us, negotiated when he was hired in late 2012, provides that if he is terminated without cause or resigns for good reason within 60 days prior to or 18 months following a change in control, then he will vest in all of his then-outstanding equity awards to the same extent as if he had remained employed for an additional 24 months from the date of such termination or resignation.

Other Compensation-Related Policies

Executive Officer Recoupment Policy

We have not adopted a policy on whether we will make retroactive adjustments to any cash or equity-based incentive compensation paid to our NEOs (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. While we do not currently offer variable compensation based upon achievement of financial results, our Compensation Committee continues to evaluate the adoption of a recoupment policy pending final SEC rules. In the meantime, we intend to comply with all applicable laws and regulations requiring any adjustments to or recovery of incentive compensation.

Stock Ownership Guidelines; Trading and Hedging Policies

Our Corporate Governance Principles encourage our executive officers to own Veeva stock. We do not, however, have stock ownership guidelines for our executive officers that require ownership of a specific amount of Veeva stock because our Compensation Committee believes that the stock and option holdings of our executive officers are sufficient at this time to align their interests with those of our stockholders. However, we continue to evaluate the usefulness and appropriateness of such guidelines from time to time. Our executive officers are subject to our Insider Trading Policy that prohibits, among other things, hedging transactions in Veeva stock, pledging Veeva stock, and holding Veeva stock in a margin account among other restrictions.

Compensation Policies and Practices as They Relate to Risk Management

Our Compensation Committee has reviewed our compensation-related risks and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on Veeva, since our straight-forward executive compensation programs continue to foster an ownership mentality by emphasizing long-term equity compensation over cash compensation.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code, as modified by the Tax Cuts and Jobs Act of 2017 (“Tax Act”), will limit the amount that we may deduct from our federal income taxes for remuneration paid to our executive officers to one million dollars per executive officer per year, unless certain requirements are met. While our Compensation Committee is mindful of the benefit to us of the deductibility of compensation and will consider deductibility when analyzing potential compensation alternatives, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee has not adopted a policy that requires that all compensation be deductible. Given the modifications of Section 162(m) by the Tax Act, we expect there to be limitations in the future deductibility of compensation to our executive officers.

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Executive Compensation

No Gross-Ups of Parachute Payments and Deferred Compensation

We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2018, and we have not agreed and are not otherwise obligated to provide any NEOs with such a “gross-up” or other reimbursement.

Accounting Treatment

We account for stock compensation in accordance with the authoritative guidance set forth in ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options and RSUs, over the period during which the award recipient is required to perform services in exchange for the award (for executive officers, generally the four- or five-year vesting period of the award). We estimate the fair value of stock options granted using either a Monte Carlo simulation for market condition awards or the Black-Scholes option-valuation model. This calculation is performed for accounting purposes and reported in the compensation tables below.

Compensation Committee Report (1)

The Compensation Committee establishes the compensation programs for our named executive officers. In connection with such responsibility, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee has recommended to the Board of Directors that this Compensation Discussion and Analysis be incorporated by reference into the Annual Report on Form 10-K for the year ended January 31, 2018 and included in this Proxy Statement.

Gordon Ritter, Chair

Ronald E.F. Codd

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Executive Compensation

Summary Compensation Table

The following table provides information concerning the compensation paid to our NEOs for fiscal 2018, as well as for our prior two fiscal years.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)		Total ($)
Peter P. Gassner	2018	300,000		—	—	87,843,333	(2)	88,143,333
Chief Executive Officer	2017	297,917		—	—	—		297,917
	2016	275,000		—	—	—		275,000
Timothy S. Cabral	2018	258,462	(3)	—	—	—		258,462
Chief Financial Officer	2017	297,917		—	—	—		297,917
	2016	275,000		—	—	—		275,000
Josh Faddis	2018	300,000		—	574,440	—		874,440
Senior Vice President, General Counsel, and Corporate Secretary	2017	297,917		—	196,400	—		494,317
	2016	275,000		—	205,600	—		480,600
Frederic Lequient (4)	2018	297,917		—	495,700	—		793,617
Senior Vice President, Global Customer Services	2017	275,000		138,590	874,440	1,178,040		2,466,070
Alan V. Mateo	2018	300,000		—	—	—		300,000
Executive Vice President, Global Sales	2017	297,917		—	392,800	—		690,717
	2016	221,058		—	944,650	6,266,000		7,431,708
Matthew J. Wallach	2018	300,000		—	—	—		300,000
President	2017	297,917		—	—	—		297,917
	2016	242,388	(3)	—	—	—		242,388
E. Nitsa Zuppas	2018	300,000		—	—	—		300,000
Chief Marketing Officer	2017	297,917		—	196,400	—		494,317
	2016	275,000		—	848,560	—		1,123,560

(1)

The amounts reported in these columns represent the aggregate grant date fair value of RSUs and options to purchase shares of our Class A common stock, as applicable, computed in accordance with FASB ASC Topic No. 718. See note 9 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on March 29, 2018 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not purport to reflect the value that will be recognized by the NEOs upon sale of the underlying securities.

(2)

Represents the grant date fair value of options to purchase an aggregate of 2,838,635 shares of our Class A common stock. See discussion in “Compensation Discussion & Analysis—Principal Elements of Compensation—Equity Awards” for additional details about this option grant. This option grant was made to Mr. Gassner on January 10, 2018. Accordingly, the disclosure rules that apply to the Summary Compensation Table require that we reflect the entire grant date fair value for this option grant in fiscal 2018. In determining to recommend and approve, respectively, this option grant, our Compensation Committee and our Board considered the fact that, given its five-year grant cycle for Mr. Gassner and delayed vesting commencement date, the fair value of the option grant might more appropriately be thought of by allocating the grant date fair value in equal portions to each of the five fiscal years in which the options will vest (i.e., fiscal 2021 through fiscal 2025). The fair value allocated under that methodology to each year of the five-year vesting period would have been $17,568,667.

(3)	Messrs. Cabral and Wallach took unpaid leaves under our sabbatical program.

(4)	Mr. Lequient joined Veeva in February 2016 and became an executive officer effective March 23, 2016.

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Executive Compensation

Fiscal 2018 Grants of Plan-Based Awards

The following table sets forth certain information regarding each plan-based award granted to our NEOs during fiscal 2018.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#) (1)		All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Peter P. Gassner	1/10/2018	—		—		2,128,975	(3)	60.00	66,360,151
	1/10/2018	177,415	(3)(4)	—		—		60.00	5,467,930
	1/10/2018	177,415	(3)(5)	—		—		60.00	5,411,158
	1/10/2018	177,415	(3)(6)	—		—		60.00	5,341,966
	1/10/2018	177,415	(3)(7)	—		—		60.00	5,262,129
Timothy S. Cabral	—	—		—		—		—	—
Josh Faddis	3/15/2017	—		12,000	(8)	—		—	574,440
Frederic Lequient	3/24/2017	—		10,000	(8)	—		—	495,700
Alan V. Mateo	—	—		—		—		—	—
Matthew J. Wallach	—	—		—		—		—	—
E. Nitsa Zuppas	—	—		—		—		—	—

(1)	No “threshold” or “maximum” number of shares is applicable.

(2)

The amounts reported represent the aggregate grant date fair value computed in accordance with FASB ASC Topic No. 718. See note 9 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on March 29, 2018 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not purport to reflect the value that will be recognized by the NEOs upon sale of the underlying securities.

(3)	The stock options vest and become exercisable in 60 equal monthly installments between February 1, 2020 and February 1, 2025, subject to Mr. Gassner’s continued service as our Chief Executive Officer.

(4)

The number in the “target” column reflects the number of options that are eligible to vest if the Stock Price Target of $90.00 per share is achieved for at least 60 consecutive trading days. See discussion in “Compensation Discussion & Analysis—Principal Elements of Compensation—Equity Awards” for additional details about this award.

(5)

The number in the “target” column reflects the number of options that are eligible to vest if the Stock Price Target of $100.00 per share is achieved for at least 60 consecutive trading days. See discussion in “Compensation Discussion & Analysis— Principal Elements of Compensation—Equity Awards” for additional details about this award.

(6)

The number in the “target” column reflects the number of options that are eligible to vest if the Stock Price Target of $110.00 per share is achieved for at least 60 consecutive trading days. See discussion in “Compensation Discussion & Analysis—Principal Elements of Compensation—Equity Awards” for additional details about this award.

(7)

The number in the “target” column reflects the number of options that are eligible to vest if the Stock Price Target of $120.00 per share is achieved for at least 60 consecutive trading days. See discussion in “Compensation Discussion & Analysis—Principal Elements of Compensation—Equity Awards” for additional details about this award.

(8)	RSUs vest quarterly over four years, with 1/16th vesting per quarter, following the vesting commencement date of March 1, 2017.

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Executive Compensation

Outstanding Equity Awards at Fiscal 2018 Year-End

The following table sets forth information regarding all unexercised options and unvested RSUs held by each of our NEOs as of January 31, 2018. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Vested (#)	Number of Securities Underlying Unexercised Options Unvested (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares of Stock that Have Not Vested ($) (1)
Peter P. Gassner	3/10/2013	1,944,444	1,388,889	(2)	3.92	3/9/2023	—		—
	1/10/2018	—	2,128,975	(3)	60.00	1/9/2028	—		—
	1/10/2018	—	177,415	(4)	60.00	1/9/2028	—		—
	1/10/2018	—	177,415	(5)	60.00	1/9/2028	—		—
	1/10/2018	—	177,415	(6)	60.00	1/9/2028	—		—
	1/10/2018	—	177,415	(7)	60.00	1/9/2028	—		—
Timothy S. Cabral	2/24/2010	45,000	—		0.13	2/23/2020	—		—
	3/10/2013	95,523	311,111	(8)	3.92	3/9/2023	—		—
Josh Faddis	9/28/2012	26,935	—		1.54	9/27/2022	—		—
	3/10/2013	18,333	81,667	(2)	3.92	3/9/2023	—		—
	3/25/2015	—	—		—	—	2,500	(9)	157,150
	3/23/2016	—	—		—	—	4,500	(10)	282,870
	3/15/2017	—	—		—	—	9,750	(11)	612,885
Frederic Lequient	2/29/2016	—	—		—	—	20,250	(10)	1,272,915
	3/3/2016	—	65,000	(12)	25.70	3/2/2026	—		—
	3/24/2017	—	—		—	—	8,125	(11)	510,738
Alan V. Mateo	5/1/2015	47,842	224,999	(13)	26.99	4/30/2025	—		—
	5/1/2015	—	—		—	—	15,750	(14)	990,045
	3/23/2016	—	—		—	—	9,000	(10)	565,740
Matthew J. Wallach	3/10/2013	99,293	311,111	(15)	3.92	3/9/2023	—		—
E. Nitsa Zuppas	3/26/2013	49,465	6,667	(16)	3.92	3/25/2023	—		—
	3/15/2014	35,800	25,000	(17)	32.26	3/14/2024	—		—
	3/25/2015	—	—		—	—	2,500	(9)	157,150
	4/27/2015	—	—		—	—	7,500	(9)	471,450
	3/23/2016	—	—		—	—	4,500	(10)	282,870

(1)

Computed in accordance with SEC rules as the number of unvested RSUs multiplied by the closing market price of our Class A common stock at the end of fiscal 2018, which was $62.86 on January 31, 2018 (the last trading day of fiscal 2018).

(2)

The stock options vest monthly over a five-year period following the vesting commencement date. The vesting commencement dates for the option grants are February 1 of 2015 and 2017 for Messrs. Gassner and Faddis, respectively.

(3)	The stock options vest and become exercisable in 60 equal monthly installments between February 1, 2020 and February 1, 2025, subject to Mr. Gassner’s continued service as our Chief Executive Officer.

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(4)

The stock options vest and become exercisable in 60 equal monthly installments between February 1, 2020 and February 1, 2025, subject to Mr. Gassner’s continued service as our Chief Executive Officer and the achievement of the Stock Price Target of $90.00 per share for at least 60 consecutive trading days. See discussion in “Compensation Discussion & Analysis—Principal Elements of Compensation—Equity Awards” for additional details about this award.

(5)

The stock options vest and become exercisable in 60 equal monthly installments between February 1, 2020 and February 1, 2025, subject to Mr. Gassner’s continued service as our Chief Executive Officer and the achievement of the Stock Price Target of $100.00 per share for at least 60 consecutive trading days. See discussion in “Compensation Discussion & Analysis—Principal Elements of Compensation—Equity Awards” for additional details about this award.

(6)

The stock options vest and become exercisable in 60 equal monthly installments between February 1, 2020 and February 1, 2025, subject to Mr. Gassner’s continued service as our Chief Executive Officer and the achievement of the Stock Price Target of $110.00 per share for at least 60 consecutive trading days. See discussion in “Compensation Discussion & Analysis—Principal Elements of Compensation—Equity Awards” for additional details about this award.

(7)

The stock options vest and become exercisable in 60 equal monthly installments between February 1, 2020 and February 1, 2025, subject to Mr. Gassner’s continued service as our Chief Executive Officer and the achievement of the Stock Price Target of $120.00 per share for at least 60 consecutive trading days. See discussion in “Compensation Discussion & Analysis—Principal Elements of Compensation—Equity Awards” for additional details about this award.

(8)	The stock options vest in equal monthly installments through March 24, 2019.

(9)	RSUs vest quarterly over four years, with 1/16th vesting per quarter, following the vesting commencement date of March 1, 2015.

(10)	RSUs vest quarterly over four years, with 1/16th vesting per quarter, following the vesting commencement date of March 1, 2016.

(11)	RSUs vest quarterly over four years, with 1/16th vesting per quarter, following the vesting commencement date of March 1, 2017.

(12)	Mr. Lequient’s stock options vest over five years, with 20% of the shares subject to the award vested on March 1, 2017, and 1/20th of the total shares vesting equally on a quarterly basis thereafter.

(13)	Mr. Mateo’s stock options vest over five years, with 20% of the shares subject to the award vested on April 13, 2016, and 1/60th of the total shares vesting equally on a monthly basis thereafter.

(14)	Mr. Mateo’s RSUs vest quarterly over five years, with 1/20th vesting per quarter, following the vesting commencement date of April 13, 2015.

(15)	The stock options vest in equal monthly installments through March 31, 2019.

(16)	Ms. Zuppas’ stock options vest over five years, with 20% of the shares subject to the award vested on March 18, 2014, and 1/60th of the total shares vesting equally on a monthly basis thereafter.

(17)	Ms. Zuppas’ stock options vest monthly over a five-year period following the vesting commencement date of April 1, 2014.

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Executive Compensation

Fiscal 2018 Option Exercises and Stock Vested

The following table shows the number of shares NEOs acquired upon exercise of options and vesting of RSUs during fiscal 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Peter P. Gassner	—	—	—	—
Timothy S. Cabral	235,699	12,171,775	—	—
Josh Faddis	104,565	5,863,593	6,250	366,988
Frederic Lequient	35,000	1,205,833	10,875	630,169
Alan V. Mateo	118,559	2,995,362	11,000	634,198
Matthew J. Wallach	324,289	16,583,712	—	—
E. Nitsa Zuppas	55,200	1,655,600	10,000	572,375

(1)	The value realized is based on the fair market value of our Class A common stock on the date of exercise minus the exercise price.

(2)	The value realized on vesting is calculated by multiplying the number of RSUs vesting by the fair market value of a share of our Class A common stock on the vesting date.

Fiscal 2018 Potential Payments Upon Termination or Change in Control

We have entered into offer letters with each of Messrs. Gassner, Cabral, Faddis, Lequient, Mateo, and Wallach and Ms. Zuppas, none of which provide a right to receive severance in the event of a termination of their employment. Other than Mr. Faddis, none of our NEOs is currently eligible for any change in control-related benefits. Mr. Faddis’ offer letter provides that if he is terminated without cause or resigns for good reason within 60 days prior to or 18 months following a change in control, then he will vest in all of his then-outstanding equity awards to the same extent as if he had remained employed for an additional 24 months from the date of such termination or resignation.

Assuming Mr. Faddis’ employment was terminated as of January 31, 2018 and such termination was within 60 days prior to or 18 months following our change in control, Mr. Faddis would have been eligible to receive option and RSU acceleration pursuant to his offer letter in the amount of $5,473,510. This value was calculated by multiplying the number of unvested option and RSU shares eligible for acceleration by $62.86, the closing price of our Class A common stock on January 31, 2018, the last trading day of fiscal 2018, or, in the case of his options, by the difference between that price and any applicable exercise price.

CEO Pay Ratio

For fiscal 2018, we are required to disclose the ratio of the annual total compensation of Mr. Gassner, our Chief Executive Officer, to the median employee’s annual total compensation. We believe our compensation philosophy and process yield an equitable result for all of our employees.

The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. Neither the Compensation Committee nor our management used our pay ratio in making compensation decisions. Because the SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be

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Executive Compensation

comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

For purposes of identifying our “median employee,” we used our worldwide employee population as of November 1, 2017 which consisted of 2,114 part-time and full-time employees, of which 1,145 employees where employed in the United States and 969 employees were employed outside of the United States. To identify the median employee, we used the following methodology and consistently applied material assumptions, adjustments, and estimates:

●

We calculated the total cash compensation of our employee population, excluding Mr. Gassner, as the aggregate of annual base salary for permanent salaried employees, or hourly rate multiplied by expected annual work schedule for hourly employees, as of November 1, 2017 plus any variable compensation earned during the 12 months ended October 31, 2017.

●	We used the exchange rate based on a 12-month average as of November 1, 2017 to convert each non-U.S. employee’s cash compensation to U.S. dollars.
●	We did not make any cost-of-living adjustments in identifying the median employee nor did we use the de minimis exemption allowed by SEC rules to exclude any of our employee population.
●

After identifying the median employee, we calculated the annual total compensation for fiscal 2018 for such employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table above.

For fiscal 2018, the annual total compensation for Mr. Gassner and our median employee were $88,141,333 and $94,810, respectively. Accordingly, the resulting ratio of the two amounts is approximately 930:1.

The pay ratio above is not representative of what we expect the ratio to be in other fiscal years. Under SEC rules, Mr. Gassner’s total compensation in fiscal 2018 includes the entire grant date fair value of New Options granted to him in January 2018 (a value of $87,843,333) even though the New Options vest over a five-year period from fiscal 2021 through fiscal 2025 (see the discussion in “Compensation Discussion & Analysis—Principal Elements of Compensation—Equity Awards” for additional details about this option grant). Since equity grants have not been made to Mr. Gassner on an annual basis, his total compensation, as reported under SEC rules, will include no equity-based compensation in most fiscal years. For example, in fiscal 2016 and 2017, as reflected in the Summary Compensation Table above, Mr. Gassner’s total compensation solely consisted of base salary. If we calculated the CEO pay ratio based on Mr. Gassner’s fiscal 2017 total compensation and assuming the same total compensation for our median employee, the pay ratio would have been approximately 3:1. Similarly, if we again assume that the total compensation for our median employee in fiscal 2019 is equal to fiscal 2018, then we would expect our pay ratio next year to be approximately 3:1.

Alternatively, if we were to allocate an equal portion of the grant date fair value of Mr. Gassner’s New Options to each of the five fiscal years in which the options will vest, the annual value of the New Options would be $17,568,666. Using that value and assuming a relatively constant base salary for Mr. Gassner and a relatively constant total compensation for our median employee, the resulting pay ratio would be approximately 185:1.

It is important to note that neither $88,141,333 nor $17,568,666 are indicative of actual gains Mr. Gassner may receive from the New Options. Unlike full-value equity awards (such as restricted stock units), which have become more common in recent years for executive officer grants at other public companies, Mr. Gassner will receive no financial benefit from the New Options unless our stock price remains above the option exercise price of $60.00 per share, which was an above market price

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Executive Compensation

on the date the New Options were granted. In addition, a portion of the New Options only vest if certain Stock Price Targets are met. Assuming Mr. Gassner does not exercise and sell any shares from the New Options until they are completely vested on February 1, 2025, his gross financial gain upon exercise and sale of all vested shares at various stock prices would be as reflected in the table below.

Veeva Stock Price ($)	Number of Sellable Shares (#)	Gross Gain ($)
40.00	2,128,975	0
50.00	2,128,975	0
60.00	2,128,975	0
70.00	2,128,975	21,289,750
80.00	2,128,975	42,579,500
90.00	2,306,390	69,191,700	(1)
100.00	2,483,805	99,352,200	(1)
110.00	2,661,220	133,061,000	(1)
120.00	2,838,635	170,318,100	(1)

(1)	This amount assumes the corresponding Veeva stock price was achieved for at least 60 consecutive trading days prior to February 1, 2025.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 31, 2018 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity compensation plans approved by stockholders	18,925,882	16.76	23,754,451(3)
Equity compensation plans not approved by stockholders	—	—	—
Total	18,925,882		23,754,451

(1)	The weighted average exercise price does not take into account outstanding restricted stock or RSUs.

(2)	Included in this amount are 4,897,856 shares available for future issuance under the 2013 Employee Stock Purchase Plan (ESPP).

(3)

On the first business day of each fiscal year during the term of our 2013 Equity Incentive Plan (2013 Plan), commencing on February 1, 2014, the number of authorized shares of our Class A common stock under our 2013 Plan automatically increases by a number of shares of our Class A common stock equal to the least of (i) 5% of the total number of shares of all classes of our common stock issued and outstanding on the last business day of the prior fiscal year, (ii) 13,750,000 shares of our Class A common stock or (iii) a number of shares of our Class A common stock determined by our Board. On the first business day of each fiscal year during the term of our ESPP, commencing on February 1, 2014, the number of authorized shares of our Class A common stock under our ESPP automatically increases by a number of shares of our Class A common stock equal to the least of (i) 1% of the total number of shares of all classes of our common stock issued and outstanding on the last business day of the prior fiscal year, (ii) 2,200,000 shares of our Class A common stock or (iii) a number of shares of our Class A common stock determined by our Board.

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PROPOSAL TWO: ADVISORY (NON-BINDING) VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our Board unanimously recommends that you vote FOR the approval, on an advisory basis, of our named executive officer compensation.

In accordance with SEC rules, stockholders are being asked to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. This is commonly referred to as a “Say-on-Pay” proposal.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” the principal objectives and philosophy of our executive compensation programs are to attract, fairly compensate, appropriately incentivize, and retain our executives in a manner that aligns their long-term interests with those of our stockholders.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosure includes “Executive Compensation — Compensation Discussion and Analysis,” the compensation tables, and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

Accordingly, we are asking our stockholders to vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

This vote is advisory and therefore not binding on our Board or our Compensation Committee. Our Board and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

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PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2019.

Our Audit Committee has appointed the firm of KPMG LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending January 31, 2019. KPMG LLP has audited our financial statements since the fiscal year ended January 31, 2010.

Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Veeva and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2019. Our Audit Committee is submitting the selection of KPMG LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KPMG LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment.

Principal Accounting Fees and Services

The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by KPMG LLP for the fiscal years ended January 31, 2018 and 2017:

	2018	2017
Audit Fees (1) (3)	$2,728,770	$1,798,055
Audit-Related Fees (2) (3)	10,000	10,000

Total Fees	$2,738,770	$1,808,055

(1)

Audit fees: This category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, attest services related to Section 404 of the Sarbanes-Oxley Act of 2002, and audit services provided in connection with other regulatory or statutory filings for which we have engaged KPMG LLP.

(2)

Audit-related fees: This category represents fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	For the fiscal year ended January 31, 2017, $165,055 in audit fees and $10,000 in audit-related fees were not previously included as they were billed during fiscal year ended January 31, 2018.

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee (or the chair if such approval is needed on a time urgent basis) generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.

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AUDIT COMMITTEE REPORT

The information contained in the following report of Veeva’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Veeva specifically incorporates it by reference.

Role of the Audit Committee

The Audit Committee operates under a written charter adopted by our Board of Directors. Our Audit Committee oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our Audit Committee is responsible for reviewing our disclosure controls and processes and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm, our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Material related party transactions will be approved by our Audit Committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the Audit Committee can be found in Veeva’s Audit Committee charter, published on the Investors portion of Veeva’s website at http://ir.veeva.com/.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

Review of Audited Financial Statements for the Fiscal Year Ended January 31, 2018

The Audit Committee has reviewed and discussed with Veeva’s management and KPMG LLP the audited consolidated financial statements of Veeva for the fiscal year ended January 31, 2018. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and Audit Committee.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence from us.

Based on the activities, reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Veeva’s annual report on Form 10-K for the fiscal year ended January 31, 2018 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Ronald E. F. Codd (Chair)

Timothy Barabe

Paul Chamberlain

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FREQUENTLY ASKED QUESTIONS AND ANSWERS

Annual Meeting

Q:	What is a proxy and why am I receiving these proxy materials?

A:

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Wednesday, June 13, 2018 at 12:00 p.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters described in this Proxy Statement. The Notice, this Proxy Statement and accompanying form of proxy card are being made available to you on or about May 4, 2018. This Proxy Statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Q:	What is included in the proxy materials?

A:	The proxy materials include:

●	This Proxy Statement for the Annual Meeting;

●	Our 2018 Annual Report, which consists of our Annual Report on Form 10-K for the fiscal year ended January 31, 2018; and

●	The proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.

Q:	How can I get electronic access to the proxy materials?

A:

The proxy materials are available at www.astproxyportal.com/ast/18559 and at http://ir.veeva.com. You can find directions on how to instruct us to send future proxy materials to you by email at www.astproxyportal.com/ast/18559. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to the proxy materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	What information is contained in this Proxy Statement?

A:

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:	Where is the Annual Meeting?

A:	The Annual Meeting will be held at our principal executive offices located at 4280 Hacienda Drive, Pleasanton, California 94588. The telephone number at that location is (925) 452-6500.

Q:	Can I attend the Annual Meeting?

A:

You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of the Record Date. Admission will begin at 11:30 a.m. Pacific Time on the date of the Annual Meeting, and you must present valid picture identification such as a driver’s license or

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Frequently Asked Questions and Answers

passport and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets, and/or computers is not permitted at the Annual Meeting. The meeting will begin promptly at 12:00 p.m. Pacific Time. Stockholders may request directions to our principal executive offices in order to attend the Annual Meeting by calling (925) 452-6500 or visiting www.astproxyportal.com/ast/18559.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Stockholders of record — If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered, with respect to those shares, the “stockholder of record,” and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial owners — Many Veeva stockholders hold their shares through a broker, trustee, or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice was forwarded to you by your broker, trustee, or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee, or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Quorum and Voting

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware state law. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. Except as otherwise expressly provided by our Certificate or Bylaws, the holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote or for the consent of the stockholders of Veeva. Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to ten votes per share of Class B common stock. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

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Frequently Asked Questions and Answers

Q:	Who is entitled to vote at the Annual Meeting?

A:

Holders of record of our common stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 120,354,247 shares of Class A common stock outstanding and 22,805,651 shares of Class B common stock outstanding.

Q:	How many votes do I have?

A:

In deciding all matters at the Annual Meeting, each holder of Class A common stock of Veeva will be entitled to one vote for each share of Class A common stock held as of the close of business on the Record Date, and each holder of Class B common stock of Veeva will be entitled to ten votes for each share of Class B common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:	How can I vote my shares?

A:	If you are a stockholder of record, you may cast your vote in one of the following ways:

●

In person at the annual meeting — Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or follow the voting directions described below, so that your vote will be counted if you later decide not to attend the meeting.

●

Via the Internet — You may vote by proxy via the Internet by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by following the instructions provided in the proxy card.

●

By Telephone — You may vote by proxy by telephone by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by calling the toll-free number found on the proxy card.

●	By Mail — If you request printed copies of the proxy materials by mail, you will receive a proxy card, and you may vote by proxy by filling out the proxy card and mailing it in the envelope provided.

If you are a beneficial owner holding shares through a bank, broker, or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, stockholders will be asked to vote:

(1)	To elect the two directors identified in this Proxy Statement to serve as Class II directors until the annual meeting to be held in 2021 or until their successors are duly elected and qualified;

(2)	To approve (on an advisory basis) named executive officer compensation;

(3)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2019; and

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Frequently Asked Questions and Answers

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Q:	What is the voting requirement to approve each of the proposals?

A:

Proposal One — The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in such nominee’s favor.

Proposal Two — The affirmative vote of a majority in voting power of all votes cast is required to approve (on an advisory basis) named executive officer compensation. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Broker non-votes will have no effect on the outcome of this proposal. Abstentions count as votes against this proposal.

Proposal Three — The affirmative vote of a majority in voting power of all votes cast is required to ratify the appointment of KMPG LLP as our independent registered public accounting firm. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q:	How does the Board recommend that I vote?

A:	Our Board unanimously recommends that you vote your shares:

●	“FOR” the two nominees for election as director listed in Proposal One;

●	“FOR” the approval (on an advisory basis) of our named executive officer compensation; and

●	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2019.

Q:	What happens if I do not give specific voting instructions?

A:	Stockholder of record — If you are a stockholder of record and you:

●	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board or

●

Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

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Frequently Asked Questions and Answers

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter — the proposal to ratify the appointment of KPMG LLP. Your broker will not have discretion to vote on the following “non-routine” matters absent direction from you: the election of directors and the approval (on an advisory basis) of named executive officer compensation.

Please note that brokers may not vote your shares on non-routine matters in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not by itself revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.

Q:	How are proxies solicited and who will bear the cost of soliciting votes for the Annual Meeting?

A:	The Board is soliciting proxies for use at the Annual Meeting. We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse

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Frequently Asked Questions and Answers

brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers, and employees of Veeva may also solicit proxies in person or by other means of communication. Such directors, officers, and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Veeva or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative from AST.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K within four business days after the Annual Meeting.

Information About the Proxy Materials

Q:	Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

A:

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our 2018 Annual Report, primarily via the Internet. Beginning on or about May 4, 2018, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting, and instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and 2018 Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at www.astproxyportal.com/ast/18559. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual meetings.

Q:	What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

A:

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the

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Frequently Asked Questions and Answers

Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	What is the mailing address for Veeva’s principal executive offices?

A:	Our principal executive offices are located at 4280 Hacienda Drive, Pleasanton, California 94588. The telephone number at that location is (925) 452-6500.

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ADDITIONAL INFORMATION

Stockholder Proposals at Our 2019 Annual Meeting

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials —Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2019 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than January 4, 2018 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

Requirements for stockholder proposals to be brought before an annual meeting — In addition, our Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our Board or any committee thereof or any stockholder, who is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

Our Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board, (2) otherwise properly brought before the meeting by or at the direction of our Board (or any committee thereto), or (3) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).

The “Notice Deadline” is defined as that date which is not less than 90 days nor more than 120 days prior to the one-year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2019 annual meeting of stockholders is between February 13, 2019 and March 15, 2019.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

Recommendation of director candidates — You may recommend candidates to our Board for consideration by our Nominating and Governance Committee by following the procedures set forth in “Corporate Governance — Stockholder Recommendations for Nominations to the Board.”

Information Requests

Any written requests for additional information, a copy of our Bylaws, copies of the proxy materials and 2018 Annual Report, notices of stockholder proposals, recommendations for candidates to our Board, communications to our Board or any other communications should be sent to 4280 Hacienda Drive, Pleasanton, California 94588, Attention: Corporate Secretary.

Website

Our website address is included in this Proxy Statement for reference only. The information contained on our website is not incorporated by reference into this Proxy Statement.

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Additional Information

Other Matters

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named on the proxy card will have discretion to vote the shares they represent in accordance with their best judgment.

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ANNUAL MEETING OF STOCKHOLDERS OF VEEVA SYSTEMS INC. June 13, 2018 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online or by telephone until 11:59 PM ET on Tuesday, June 12, 2018. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. Information on attending the Annual Meeting, including directions, may be found at http://www.astproxyportal.com /ast/18559 GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18559 Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone. 202330000000000000007061318 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect the Board’s two (2) nominees for director to serve until the 2021 annual meeting: NOMINEES: FOR ALL NOMINEES O Timothy C. Barabe O Gordon Ritter FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. To approve named executive officer compensation (on an FOR AGAINST ABSTAIN advisory basis). 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2019. Note: The stockholders may conduct such other business as may properly come before the meeting or any adjournment thereof. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 VEEVA SYSTEMS INC. Proxy for Annual Meeting of Stockholders on June 13, 2018 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Peter P. Gassner, Timothy S. Cabral and Jonathan (“Josh”) Faddis, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Veeva Systems Inc., to be held on Wednesday, June 13, 2018 at 12:00 p.m. local time, at 4280 Hacienda Drive, Pleasanton, California 94588, and at any adjournments or postponements thereof, as follows: This proxy when properly executed will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be signed on the reverse side.) 1.1 14475